Exhibit 99


Release Date:  April 21, 2004              Contact:  Craig A. Creaturo
                                           Chief Accounting Officer
                                           and Treasurer
                                           (724) 352-4455
                                           ccreaturo@ii-vi.com
                                           Homepage:  www.ii-vi.com




                           II-VI INCORPORATED
                 REPORTS RECORD THIRD QUARTER EARNINGS,
            REVENUES AND BOOKINGS; RAISES FISCAL YEAR GUIDANCE


PITTSBURGH, PA., April 21, 2004 -- II-VI Incorporated (NASDAQ NMS:
IIVI) today reported results for its third fiscal quarter ended March 31, 2004. Net earnings for the quarter were a record $4,775,000 ($0.32 per share-diluted). These results compare with net earnings of $3,019,000 ($0.21 per share-diluted) in the third quarter of last fiscal year. For the nine months ended March 31, 2004, net earnings were $11,313,000 ($0.77 per share-diluted). This compares with net earnings of $7,994,000 ($0.56 per share-diluted) for the same period last fiscal year.

Bookings for the quarter increased 12% to a record $41,381,000 compared to $37,072,000 in the third quarter of last fiscal year. Bookings for the nine months ended March 31, 2004 increased 13% to $117,073,000 from $103,978,000 for the same period last year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 21% to a record $39,129,000 from $32,356,000 in the third quarter of last fiscal year. Revenues for the nine months ended March 31, 2004 increased 13% to $107,858,000 from $95,358,000 for the same period last fiscal year.

Francis J. Kramer, president and chief operating officer said, "Our record-setting quarterly earnings, revenues and bookings are the result of strong demand for II-VI products combined with improved operating performance in each of our business units. In particular, demand for infrared optics accelerated during the quarter as the pace of OEM laser production increased. And our Compound Semiconductor Group (eV PRODUCTS division and Wide Bandgap Materials group) booked more than $7 million in new orders."

Kramer continued, "Because we expect continued strong demand for infrared optics, increasing shipment rates for Compound Semiconductor products, and positive trends in our near-infrared and military infrared businesses, we are again raising revenue and earnings guidance for the fiscal year ending June 30, 2004. We are also providing initial guidance for fiscal year 2005."


Segment Bookings and Revenues

Bookings for the quarter for infrared optics increased 5% to $23.1 million from $22.1 million in the third quarter of last fiscal year. Bookings for the nine months ended March 31, 2004 for infrared optics increased 10% to $67.3 million from $61.3 million for the same period last fiscal year. Revenues for the quarter for infrared optics increased 20% to $23.6 million from $19.7 million in the third quarter of the last fiscal year. Revenues for the nine months ended March 31, 2004 for infrared optics increased 14% to $63.4 million from $55.6 million for the same period last fiscal year.

Bookings for the quarter for near-infrared optics increased 4% to $7.1 million from $6.8 million in the third quarter of last fiscal year. Bookings for the nine months ended March 31, 2004 for near-infrared optics remained constant at $18.6 million compared to $18.7 million for the same period last fiscal year. Revenues for the quarter for near-infrared optics increased 21% to $6.8 million from $5.6 million in the third quarter of the last fiscal year. Revenues for the nine months ended March 31, 2004 for near-infrared optics increased 7% to $17.9 million from $16.8 million for the same period last fiscal year.

Bookings for the quarter for military optics decreased 47% to $3.9 million from $7.3 million in the third quarter of the last fiscal year. Bookings for the nine months ended March 31, 2004 for military optics increased 10% to $20.5 million from $18.6 million for the same period last fiscal year. Revenues for the quarter for military optics increased 21% to $5.8 million compared to $4.8 million in the third quarter of the last fiscal year. Revenues for the nine months ended March 31, 2004 for military optics increased 10% to $18.0 million from $16.4 million for the same period last fiscal year.

Combined bookings for the quarter for the "Compound Semiconductor Group" category for segment reporting purposes (which primarily represent the eV PRODUCTS division and the Wide Bandgap Materials group) were $7.3 million compared to $0.9 million in the third quarter of the last fiscal year. Combined bookings for the nine months ended March 31, 2004 for this Group were $10.6 million compared to $5.5 million for the same period last fiscal year. Revenues for the quarter for this Group were $2.9 million compared to $2.2 million in the third quarter of last fiscal year. Revenues for the nine months ended March 31, 2004 for this Group were $8.5 million compared to $6.5 million for the same period last fiscal year.

Outlook

For the fourth fiscal quarter ending June 30, 2004, the Company currently forecasts revenues to range from $39 million to $41 million and earnings per share to range from $0.32 to $0.35. For the fiscal year ending June 30, 2004, the Company currently expects revenues to range from $147 million to $149 million and earnings per share to range from $1.09 to $1.12. For the fiscal year ending June 30, 2005, the Company expects revenues to range from $160 million to $165 million and earnings per share to range from $1.25 to $1.30. As discussed in more detail below, actual results may differ from these forecasts due to numerous factors including changes in product demand, competition and general economic conditions.


Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Thursday, April 22, 2004 to discuss these results. The conference call will be broadcast live over the Internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://www.firstcallevents.com/service/ajwz404738907gf12.html.
Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the Internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma-ray instrumentation. The Company's infrared optics business manufactures optical and opto-electronic components sold under the II-VI and Laser Power brand names and used primarily in high-power CO2 lasers. The Company's near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific and medical instruments and laser gain material and products for solid-state YAG and YLF lasers at the Company's VLOC subsidiary. The Company's military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics brand name. In the Company's Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray detection materials and products for use in medical, industrial, environmental and scientific applications; the Wide Bandgap Materials
(WBG) group manufactures and markets single crystal silicon carbide substrates for use in solid-state lighting, wireless infrastructure, RF electronics and power switching industries.

This press release contains forward-looking statements as defined by
Section 21E of the Securities Exchange Act of 1934. Any information which is not historical in nature constitutes such forward-looking statements. Actual results may differ from the results described in any forward-looking statements due to, among other things, changes in market demand for infrared, near-infrared and military infrared optics, and products of the Compound Semiconductor Group, including eV PRODUCTS division and Wide Bandgap Materials group, the Company's ability to maintain or increase market share, the Company's ability to effectively address market opportunities, and general market and economic conditions throughout the world. Additional information on potential factors that could affect the Company's financial results was included in the Company's Form 10-K for the year ended June 30, 2003 as filed with the Securities and Exchange Commission.

CONTACT: Craig A. Creaturo, Chief Accounting Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.






II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)


                                              Three Months Ended
                                                  March 31,
                                              2004          2003
                                           ----------    ----------
Revenues

Net sales                                  $ 36,474      $ 29,305
Contract research and development             2,655         3,051
                                           ----------    ----------
                                             39,129        32,356
                                           ----------    ----------


Costs, Expenses & Other (Income) Expense

Cost of goods sold                           19,525        17,238
Contract research and development             1,808         2,826
Internal research and development             1,259           435
Selling, general and administrative           9,152         7,664
Interest expense                                101           174
Other (income) expense, net                     105           (93)
                                           ----------    ----------
                                             31,950        28,244
                                           ----------    ----------

Earnings Before Income Taxes                  7,179         4,112

Income Taxes                                  2,404         1,093
                                           ----------    ----------

Net Earnings                               $  4,775      $  3,019
                                           ==========    ==========

Diluted Earnings Per Share                 $   0.32      $   0.21
                                           ==========    ==========

Average Shares Outstanding - Diluted         14,723        14,440















II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)


                                              Nine Months Ended
                                                  March 31,
                                              2004          2003
                                           ----------    ----------
Revenues

Net sales                                  $ 101,499     $ 87,412
Contract research and development              6,359        7,946
                                           ----------    ----------
                                             107,858       95,358
                                           ----------    ----------


Costs, Expenses & Other (Income) Expense

Cost of goods sold                            56,582       52,865
Contract research and development              5,175        7,202
Internal research and development              3,713        1,946
Selling, general and administrative           25,160       21,551
Interest expense                                 352          699
Other (income) expense, net                     (135)         394
                                           ----------    ----------
                                              90,847       84,657
                                           ----------    ----------

Earnings Before Income Taxes                  17,011       10,701

Income Taxes                                   5,698        2,707
                                           ----------    ----------

Net Earnings                               $  11,313     $  7,994
                                           ==========    ==========

Diluted Earnings Per Share                 $    0.77     $   0.56
                                           ==========    ==========

Average Shares Outstanding - Diluted          14,677       14,381















II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
                                              March 31,    June 30,
                                                2004         2003
                                            ------------   ---------

Assets

Current Assets
  Cash and cash equivalents                 $ 16,440       $ 15,583
  Accounts receivable, net                    25,023         22,086
  Inventories                                 29,233         24,384
  Deferred income taxes                        2,888          3,794
  Other current assets                         1,573          1,968
                                            ------------   ---------
    Total Current Assets                      75,157         67,815


Property, Plant & Equipment, net              60,828         57,954
Goodwill, net                                 28,987         28,987
Investment                                     1,829          1,792
Other Intangible Assets, net                   6,038          4,643
Other Assets                                   2,151          1,602
                                            ------------   ---------
                                            $174,990       $162,793
                                            ============   =========


Liabilities and Shareholders' Equity

Current Liabilities
  Accounts payable                          $  6,483       $  6,115
  Current portion of long-term debt            7,550          6,923
  Other current liabilities                   17,511         14,577
                                            ------------   ---------
    Total Current Liabilities                 31,544         27,615


Long-Term Debt-less current portion           10,500         16,782

Other Liabilities, primarily deferred
income taxes                                   8,061          6,875

Shareholders' Equity                         124,885        111,521
                                            ------------   ---------
                                            $174,990       $162,793
                                            ============   =========









II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
($000)


The following segment and other financial information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net) and earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Similarly, EBITDA reflects operating profitability before certain non-operating expenses and non-cash charges.


                              Three Months Ended       Nine Months Ended
                                 March 31,                  March 31,
                              ------------------       -----------------
Segment Information          2004         2003         2004       2003
-----------------          --------     --------     --------    -------
Revenues
Infrared Optics            $23,625      $19,715      $ 63,422    $55,641
Near-Infrared Optics         6,775        5,647        17,907     16,793
Military Infrared Optics     5,847        4,788        18,046     16,381
Compound Semiconductor Group 2,882        2,206         8,483      6,543
-----------------          --------     --------     --------    -------
Total Revenues             $39,129      $32,356      $107,858    $95,358
                           ========     ========     ========    =======


Segment earnings (loss)
Infrared Optics            $ 6,532      $ 5,462      $ 17,141    $14,109
Near-Infrared Optics           659          393         1,351      1,151
Military Infrared Optics       276         (453)          515         38
Compound Semiconductor Group   (82)      (1,209)       (1,779)    (3,504)
-----------------          --------     --------     --------    -------
Total Segment Earnings     $ 7,385      $ 4,193      $ 17,228    $11,794
                           ========     ========     ========    =======



                             Three Months Ended      Nine Months Ended
                                  March 31,                March 31,
Other Selected              ---------------------    -------------------
Financial Information         2004         2003        2004       2003
----------------------      --------     --------    --------    -------
Earnings before interest,
income taxes, depreciation  $ 9,775      $ 6,654     $ 24,603   $ 18,651
and amortization (EBITDA)

Cash paid for capital
expenditures                $ 3,170      $ 1,201     $  8,889   $  4,053

Payments on indebtedness,
net of borrowings           $ 2,639      $ 5,018     $  6,036   $  8,871



II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
(cont.)
($000)

Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes


                           Three Months Ended        Nine Months Ended
                              March 31,                  March 31,
                          ---------------------     -------------------
                            2004         2003         2004       2003
                          --------     --------     --------    -------

Total Segment Earnings    $ 7,385      $ 4,193      $ 17,228    $ 11,794
Interest expense              101          174           352         699
Other (income) expense, net   105          (93)         (135)        394
                          --------     --------     --------    --------
  Earnings before
  income taxes            $ 7,179      $ 4,112      $ 17,011    $ 10,701
                          ========     ========     ========    ========



EBITDA                    $ 9,775      $ 6,654      $ 24,603    $ 18,651
Interest expense              101          174           352         699
Depreciation and
amortization                2,495        2,368         7,240       7,251
                          --------     --------     --------    --------
Earnings before
income taxes              $ 7,179      $ 4,112      $ 17,011    $ 10,701
                          ========     ========     ========    ========

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